Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 29, 2016 (May 19, 2016 as to the effects of the reverse stock split described in Note 25) relating to the consolidated financial statements of US Foods Holding Corp. and subsidiaries, appearing in the Prospectus included in Amendment No. 1 to Registration Statement No. 333-215534 on Form S-1.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

January 25, 2017